UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2008
PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21287 (Commission File Number)	95-3732595 (I.R.S. Employer Identification No.)

2381 Rosecrans Avenue El Segundo, California (Address of principal executive offices)	90245 (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement
On May 28, 2008, the Asset Purchase Agreement, dated as of February 22, 2008, by and among Peerless Systems Corporation (the “Company”), Peerless Document Management Corporation, Prism Software Corporation (“Prism”) and certain stockholders of Prism was terminated by the Company. The obligation of Peerless to complete the transactions contemplated by the agreement was subject to various closing conditions which were not satisfied. Pursuant to the terms of the agreement, the Company had the right to terminate the agreement. No termination fee is payable by the Company as a result of its termination of the agreement.
A description of the Asset Purchase Agreement and the transactions contemplated therein is set forth in the Company’s Current Report on Form 8-K filed on February 27, 2008, which is incorporated herein by reference.
On May 30, 2008, the Company issued a press release announcing the termination of the Asset Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press Release issued by Peerless on May 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION
Date: May 30, 2008	By:	/s/ Richard L. Roll
Richard L. Roll
President and Chief Executive Officer